Exhibit 5.1

May 28, 2024

CONX Corp.

5701 S. Santa Fe Dr.

Littleton, Colorado 80120

Re:	CONX Corp. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to CONX Corp., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “Commission”) on May 28, 2024, as amended and supplemented through the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The Registration Statement relates to (A) the proposed issuance by the Company of up to (i) 18,749,952 shares (the “Public Warrant Shares”) of the Company's Class A common stock, $0.0001 par value per share (“Class A Common Stock”) that are issuable upon the exercise of 18,749,952 warrants (the “Public Warrants”) originally issued in the initial public offering (the “IPO”) of the Company of units, with each unit consisting of one share of Class A Common Stock and one-fourth of one Public Warrant and (ii) 11,333,333 shares (the “Private Placement Warrant Shares” and, together with the Public Warrant Shares, the “Warrant Shares”) of Class A Common Stock that are issuable upon the exercise of 11,333,333 warrants (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”) originally issued in a private placement in connection with the IPO of the Company; and (B) the offer and resale from time to time by the selling securityholders (including their transferees, donees, pledgees and other successors-in-interest) identified in the Registration Statement (the “Selling Securityholders”) of up to 30,000 shares of Class A Common Stock issued to independent directors of the Company (the “Selling Securityholders Shares”), which shares vested on the date of the consummation of the Business Combination (as defined in the Registration Statement).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Warrant Shares and resale of the Selling Securityholder Shares.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, including the Prospectus and exhibits thereto; (ii) the Amended and Restated Articles of Incorporation of the Company; (iii) the Amended and Restated Bylaws of the Company; and (iv) resolutions adopted by the board of directors of the Company. We have also made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions

Greenberg Traurig, LLP | Attorneys at Law

10845 Griffith Peak Drive | Suite 600 | Las Vegas, Nevada 89135 | T +1 702.792.3773 | F +1 702.792.9002

www.gtlaw.com

May 28, 2024

set forth herein. In our examination, we have assumed the legal capacity of all-natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.

As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.

The Warrant Shares have been duly authorized and, when issued upon exercise of the Warrants in accordance with the terms of the respective Warrants, will be validly issued, fully paid and non-assessable.

2.	The Selling Securityholder Shares have been duly authorized and are validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the laws of the State of Nevada. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of Nevada are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus composing part of the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP

Greenberg Traurig, LLP | Attorneys at Law

www.gtlaw.com